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                                                                   EXHIBIT 12(a)


                          DORAL FINANCIAL CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)


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
                                                                      QUARTER ENDED MARCH 31,
                                                                      -----------------------
                                                                              1999

INCLUDING INTEREST ON DEPOSITS

EARNINGS:
   Pre-tax income from continuing operations                                $ 17,804
Plus
   Fixed Charges (excluding capitalized interest)                             32,214

TOTAL EARNINGS                                                              $ 50,108
                                                                            ========
FIXED CHARGES:
   Interest expensed and capitalized                                        $ 31,764
   Amortized premiums, discounts, and capitalized
      expenses related to indebtedness                                           148
   An estimate of the interest component within rental expense                   338

TOTAL FIXED CHARGES                                                         $ 32,250
                                                                            ========

RATIO OF EARNINGS TO FIXED CHARGES (INCLUDING INTEREST ON DEPOSITS)             1.55

EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
   Pre-tax income from continuing operations                                $ 17,804
Plus:
   Fixed Charges (excluding capitalized interest)                             25,562

TOTAL EARNINGS                                                              $ 43,366
                                                                            ========
FIXED CHARGES:
   Interest expensed and capitalized                                        $ 25,112
   Amortized premiums, discounts, and capitalized
     expenses related to indebtedness                                            148
   An estimate of the interest component within rental expense                   338

TOTAL FIXED CHARGES                                                         $ 25,598
                                                                            ========

RATIO OF EARNINGS TO FIXED CHARGES (EXCLUDING INTEREST ON DEPOSITS)             1.69
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